As filed with the Securities and Exchange Commission on September 24, 2003

                                                Registration No. 333-


        UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549
                                     __________


                                      FORM S-8

                             REGISTRATION STATEMENT
                                       UNDER
                           THE SECURITIES ACT OF 1933
                                     __________

                          NORFOLK SOUTHERN CORPORATION
              (Exact name of issuer as specified in its charter)


                 Virginia                         52-1188014
	(State or other jurisdiction of          (I.R.S. Employer
       incorporation or organization)         Identification No.)

             Three Commercial Place
               Norfolk, Virginia                   23510-2191
	(Address of Principal Executive Offices)     (Zip Code)


                          THRIFT AND INVESTMENT PLAN
                        OF NORFOLK SOUTHERN CORPORATION
                    AND PARTICIPATING SUBSIDIARY COMPANIES
                          (Full title of the plan)

                           HENRY D. LIGHT, Esquire
                         Senior Vice President - Law
                         Norfolk Southern Corporation
                            Three Commercial Place
                        Norfolk, Virginia 23510-2191
                   (Name and address of agent for service)

         Telephone number, including area code, of agent for service:
                               (757) 629-2772
                                 __________

                       CALCULATION OF REGISTRATION FEE
_________________________________________________________________
                        Proposed     Proposed
Title of                maximum      maximum          Amount
securities  Amount      offering     aggregate        of regis-
to be       to be       price        offering         tration
registered  registered  per share*   price*           fee
_________________________________________________________________
Norfolk     5,000,000    $19.37    $98,850,000.00   $7,835.17
Southern
Corporation
Common Stock,
$1.00 par value

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
_________________________________________________________________

*Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457 (c) and (h), based upon a price of $19.37 per share for 5,000,000 shares of Common Stock issued under the Thrift and Investment Plan of Norfolk Southern Corporation and Participating Subsidiary Companies, such price being the average of the high and low prices of the Common Stock reported in the consolidated reporting system on September 17, 2003, a date within five business days prior to the date of filing this Registration Statement.

NOTE: Pursuant to Rule 429, the Prospectus which relates to this Registration Statement contains all of the information which would currently be required in a prospectus relating to the securities covered by Registration Statement No. 333-40993.



	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                        EXPLANATORY NOTE


This Registration Statement is solely for the registration of additional Norfolk Southern Corporation Common Stock for issuance under the
Thrift and Investment Plan of Norfolk Southern Corporation and
Participating Subsidiary Companies ("Plan"). Therefore, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement relating to the Plan (File No. 333-40993), including all post-effective amendments thereto, are incorporated by reference into this Registration Statement.

Item 5.  Interests of Named Experts and Counsel

An opinion has been rendered to the Corporation by Joseph C. Dimino, Esquire, Senior General Counsel to the Corporation, stating that any shares of Common Stock when issued and delivered for the purposes described in the Plan will be duly authorized, legally issued and fully paid and nonassessable. As of September 17, 2003, Mr. Dimino was the beneficial owner, either directly or indirectly, of approximately 12,410 shares of Common Stock. Also, as of September 17, 2003, Mr. Dimino held unexercised options to purchase 105,500 shares of Common Stock and 17,000 Performance Share Units.

Item 8.   Exhibits.

Exhibit Number             Description

     5			   (i)  Opinion of Joseph C. Dimino, Esquire,
                                regarding the legality of the
                                securities being registered

                           (ii) The Registrant undertakes that it
                                has submitted or will submit the
                                plan and any amendment thereto to
                                the Internal Revenue Service ("IRS")
                                in a timely manner and has made or
                                will make all changes required by
                                the IRS in order to qualify the
                                plan.

     15 Letter regarding unaudited interim financial information.


     23                    Consents of Independent Auditors;
                           Counsel:

                          (a)  Consent of KPMG LLP
                          (b)  Consent of KPMG LLP and Ernst &
                               Young LLP
                          (c)  Consent of Joseph C. Dimino, Esquire,
                               is contained in his opinion filed as
                               Exhibit 5 to the Registration
                               Statement

                                    SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, Norfolk Southern Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, Commonwealth of Virginia, on this 24th day of September, 2003.

                                    NORFOLK SOUTHERN CORPORATION



                                    By:  /s/ Dezora M. Martin
                                         Dezora M. Martin
                                         (Corporate Secretary)


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on this 24th day of September, 2003, by the following persons in the capacities indicated.


Signature                                   Title


/s/ David R. Goode              Chairman, President and Chief
David R. Goode                  Executive Officer and Director
                                (Principal Executive Officer)


/s/ Henry C. Wolf               Vice Chairman and Chief Financial
Henry C. Wolf                   Officer (Principal Financial Officer)


/s/ John P. Rathbone            Senior Vice President and Controller
John P. Rathbone                (Principal Accounting Officer)


/s/ Gerald L. Baliles           Director
Gerald L. Baliles


/s/ Gene R. Carter              Director
Gene R. Carter


/s/ Alston D. Correll           Director
Alston D. Correll


/s/ Landon Hilliard             Director
Landon Hilliard


/s/ George D. Johnson, Jr.      Director
George D. Johnson, Jr.


/s/ Steven F. Leer              Director
Steven F. Leer


/s/ Jane Margaret O'Brien       Director
Jane Margaret O'Brien


/s/ Harold W. Pote              Director
Harold W. Pote


/s/ J. Paul Reason              Director
J. Paul Reason

     The Plan.  Pursuant to the requirements of the Securities
Act of 1933, the managers (persons who administer the employee benefit plan) of the Thrift and Investment Plan of Norfolk Southern Corporation and Participating Subsidiary Companies have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, Commonwealth of Virginia, on this 24th day of September, 2003.


                                       THRIFT AND INVESTMENT PLAN OF
                                       NORFOLK SOUTHERN CORPORATION
                                       AND PARTICIPATING SUBSIDIARY
                                       COMPANIES




                                       By /s/ Henry C. Wolf
                                          (Henry C. Wolf, Manager)




                                       By /s/ James A. Hixon
                                          (James A. Hixon, Manager)




                                       By /s/ Thomas H. Mullenix, Jr.
                                          (Thomas H. Mullenix, Jr.,
                                           Manager)



                             INDEX TO EXHIBITS

Exhibit Number             Description

      5                    (i)  Opinion of Joseph C. Dimino, Esquire,
                                regarding the legality of the securities being registered

      15 Letter regarding unaudited interim financial information.

      23                   Consents of Independent Auditors; Counsel:

                           (a)  Consent of KPMG LLP
                           (b)  Consent of KPMG LLP and Ernst &
                                Young LLP
                           (c)  Consent of Joseph C. Dimino, Esquire,
                                is contained in his opinion filed as
                                Exhibit 5 to the Registration Statement